LIMITED POWER OF ATTORNEY

I, Sheri Grissom, hereby constitute and appoint
ROBERT K. BIGGART and ANGELA M. PLA, with full
powers of substitution or revocation, to serve as
my Attorneys-In-Fact and Agents to exercise the
powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4
and 5 in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the rules thereunder,
relating to the disclosure of my beneficial
ownership of securities in Fortune Brands Home &
Security, Inc. (the "Company") and (ii) Forms 144
in accordance with the Securities Act of 1933, as
amended (the "Securities Act"), and the rules
thereunder, relating to my transactions in the
securities of the Company; and

2. Do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such Form
3, 4, 5 or Form 144 and timely file such form with
the SEC and any stock exchange or similar
authority and take any other action of any type
whatsoever in connection with the foregoing which,
in the opinion of such attorneys-in-fact, may be
of benefit to, in the best interest of, or legally
required by, the undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority to do
and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as
the undersigned might or could do if personally
present, with full power of substitution or
revocation, hereby ratifying and confirming all
that such attorneys-in-fact shall lawfully do or
cause to be done by virtue of this Power of
Attorney and the rights and powers herein
granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are
not assuming, nor is the Company assuming, any
of the undersigned's responsibilities to
comply with Section 16 of the Securities
Exchange Act or Rule 144 of the Securities Act.

This Power of Attorney shall at all times be
binding with respect to all actions taken by the
attorneys-in-fact in accordance with the terms of
this Power of Attorney. The powers granted by
this Power of Attorney shall begin on February
10, 2015 and shall continue in full force and
effect until the undersigned is no longer
required to file Section 16 Reports with respect
to the equity securities of the Company, unless
earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-
in-fact.

I, Sheri Grissom, executed this Limited Power of
Attorney on this 11th day of February 2015.

/s/Sheri Grissom
Sheri Grissom